                                                                   Exhibit(h)(2)

                                   SCHEDULE D
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002
                   AS AMENDED AND RESTATED SEPTEMBER 17, 2003
                                     BETWEEN
                              SEI TAX EXEMPT TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Portfolios:         This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the "Funds"):

                    Intermediate-Term Municipal Fund
                    California Municipal Bond Fund
                    Massachusetts Municipal Bond Fund
                    New Jersey Municipal Bond Fund
                    New York Municipal Bond Fund
                    Pennsylvania Municipal Bond Fund
                    Tax Free Fund
                    Institutional Tax Free Fund
                    Pennsylvania Tax Free Fund
                    California Tax Exempt Fund
                    Massachusetts Tax Free Money Market Fund
                    Short Duration Municipal Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

                    Intermediate-Term Municipal Fund - Class A Shares                          0.24%
                    Intermediate-Term Municipal Fund - Class Y Shares                          0.04%
                    California Municipal Bond Fund - Class A Shares                            0.24%
                    Massachusetts Municipal Bond Fund - Class A Shares                         0.24%
                    New Jersey Municipal Bond Fund - Class A Shares                            0.24%
                    New York Municipal Bond Fund - Class A Shares                              0.24%
                    Pennsylvania Municipal Bond Fund - Class A and B Shares                    0.20%
                    Tax Free Fund - Class A, B and C Shares                                    0.36%
                    Institutional Tax Free Fund - Class A, B and C Shares                      0.36%
                    Pennsylvania Tax Free Fund - Class A, B and C Shares                       0.36%
                    California Tax Exempt Fund - Class A, B and C Shares                       0.23%
                    Massachusetts Tax Free Money Market Fund - Class A, B and C Shares         0.23%
                    Short Duration Municipal Fund - Class A                                    0.24%